UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 31, 2014

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, on August 1, 2014, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”) completed the separation and spin-off of its standard specification offshore drilling business through a pro rata distribution of all of the ordinary shares of its wholly-owned subsidiary Paragon Offshore plc to the holders of Noble ordinary shares. Noble filed a Current Report on Form 8-K dated August 4, 2014 that provided pro forma financial information reflecting the separation and spin-off. This amendment to the previously filed Current Report on Form 8-K is being voluntarily filed to provide additional pro forma financial information reflecting the separation and spin-off as of and for the six months ended June 30, 2014.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

On August 29, 2014, Noble released the unaudited pro forma combined balance sheet of Noble as of June 30, 2014 and the unaudited pro forma combined statements of income of Noble for the six months ended June 30, 2014 and June 30, 2013 and for the years ended December 31, 2013, 2012 and 2011. These statements are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 9.01.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma combined balance sheet of Noble as of June 30, 2014 and the unaudited pro forma combined statements of income of Noble for the six months ended June 30, 2014 and June 30, 2013 and for the years ended December 31, 2013, 2012 and 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: August 29, 2014	By:	/s/ James MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Unaudited pro forma combined balance sheet of Noble as of June 30, 2014 and the unaudited pro forma combined statements of income of Noble for the six months ended June 30, 2014 and June 30, 2013 and for the years ended December 31, 2013, 2012 and 2011.